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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-48030) and Forms S-8 (No. 333-117489, No. 33-53589, No. 2-94436, No. 333-57608, No. 333-57575, No. 333-46901, No. 333-41363, No. 333-65265, No. 333-41904, No. 333-37308, No. 333-70560 and No. 33-63958) of International Rectifier Corporation of our report dated August 20, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Los Angeles, California
September 16, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM